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                        LEINER HEALTH PRODUCTS GROUP INC.



                   AMENDED AND RESTATED STOCKHOLDERS AGREEMENT










                          Dated as of December 17, 1999






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                                TABLE OF CONTENTS

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                                                                                                          PAGE
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
1.       Board of Directors..................................................................................2
         (a) Nominating......................................................................................2
         (b) Removal and Replacement of Nominees.............................................................2
         (c) Chairman .......................................................................................3

2.       Voting, etc.........................................................................................3

         (a) Stockholder Approval............................................................................3
         (b) Charter and Bylaws..............................................................................4
         (c) Board Approval; Notice of Board Meetings........................................................4
         (d) Confidentiality.................................................................................4

3.       Restrictions on Disposition; Right of First Refusal.................................................5
         (a) Restrictions on Disposition.....................................................................5
         (b) Subsequent Dispositions.........................................................................6
         (c) Right of First Refusal..........................................................................6
         (d) Dispositions by North Castle, North Castle I-A and North Castle II..............................7

4.       Tag-Along Rights....................................................................................7

5.       Take-Along Rights...................................................................................8
         (a) Take-Along Notice...............................................................................8
         (b) Conditions to Take-Along........................................................................8
         (c) Remedies .......................................................................................9

6.       Piggyback Registration Rights......................................................................10

7.       Registration Upon Request..........................................................................12

8.       Registration Procedures............................................................................14

9.       Indemnification....................................................................................17

10.      Affiliate Transactions.............................................................................20

11.      Management Stockholders............................................................................20
         (a) Call Option....................................................................................20

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
         (b) Termination of Call Option.....................................................................21
         (c) Put Options....................................................................................21
         (d) Termination of Put Option......................................................................21

12.      Severability.......................................................................................21

13.      Information........................................................................................22

14.      Certain Definitions................................................................................22

15.      Notices............................................................................................25

16.      Term...............................................................................................26

17.      Headings...........................................................................................27

18.      Entire Agreement...................................................................................27

19.      Counterparts.......................................................................................27

20.      Governing Law......................................................................................27

21.      Binding Effect.....................................................................................27

22.      Assignment.........................................................................................27

23.      No Third Party Beneficiaries.......................................................................27

24.      Amendment; Waivers, Etc............................................................................27

25.      Consent to Jurisdiction............................................................................28

26.      Waiver of Jury Trial...............................................................................28

27.      AEA Authority......................................................................................28

                                                                 ii

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                                                                  EXHIBIT 10.22

                   AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

                  AMENDED AND RESTATED STOCKHOLDERS AGREEMENT, dated as of December 17, 1999, among Leiner Health Products Group Inc., a Delaware corpora tion (the "COMPANY"), North Castle Partners I, L.L.C., a Delaware limited liability company ("NORTH CASTLE"), North Castle Partners I-A, L.P., a Delaware limited partnership ("NORTH CASTLE I-A"), North Castle Partners II, L.P., a Delaware limited partnership ("NORTH CASTLE II"), AEA Investors Inc., a Delaware corporation ("AEA"), NCP Co-Investment Fund, L.P., a Delaware limited partnership ("NCP"), Squam Lake Investors IV, L.P., a Delaware limited partnership ("SQUAM IV") and each other person who is or, becomes party to this Agreement (collectively, with North Castle, North Castle I-A, North Castle II, AEA, NCP, Squam IV and the Covered Shareholders (as defined below), the "STOCKHOLDERS"). Capitalized terms used herein without otherwise being defined herein are defined in Section 14.

                              W I T N E S S E T H:

                  WHEREAS, North Castle, North Castle I-A, North Castle II, AEA, NCP, Squam IV and each other Stockholder hold shares of Common Stock of the Company;

                  WHEREAS, the parties hereto wish to set forth certain rights and obligations that shall attach to the ownership of Common Stock and other Covered Equity (as defined below) held by certain of the Stockholders;

                  WHEREAS, in connection with the 1997 recapitalization of the Company, AEA entered into Covered Shareholder Agreements with holders (the "COVERED SHAREHOLDERS") of 516,861 shares of Class A Common Stock, 10,000 shares of Class B Common Stock and 140,731 shares of Class C Common Stock, which stock was converted into shares of Common Stock in the merger (the "MERGER") described in the Agreement and Plan of Merger, dated as of May 31, 1997 between the Company, North Castle and LHP Acquisition Corp., pursuant to which AEA has been appointed representative of such shareholders for purposes of this Agreement;

                  WHEREAS, as of June 30, 1997, North Castle, AEA and each other stockholder of the Company on such date entered into a Stockholders Agreement (the "ORIGINAL STOCKHOLDERS AGREEMENT");

                  WHEREAS, in September 1998, North Castle and AEA entered into Amendment No. 1 to the Original Stockholders Agreement;

                  WHEREAS, on the date hereof North Castle I-A, North Castle II, NCP and Squam IV have purchased new Common Stock issued by the Company; and

                  WHEREAS, North Castle I, North Castle I-A, North Castle II, NCP, Squam IV and AEA have agreed to amend and restate the Original Stockholders Agreement, as amended;

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, North Castle I, North Castle I-A, North Castle II, NCP, Squam IV and AEA do hereby agree as follows:

                  1.  BOARD OF DIRECTORS.

                  (a) NOMINATING. Until such time as AEA and the Covered Shareholders have sold or transferred (other than through sales or transfers to AEA or Covered Shareholders) in excess of 50% of the Common Stock held by AEA and the Covered Shareholders upon the consummation of the Merger, AEA shall be entitled to nominate one person for election to the board of directors (the "BOARD") of the Company. So long as North Castle, North Castle I-A and North Castle II collectively own at least 40% of the Common Stock, each of North Castle I-A and North Castle II shall be entitled to nominate one person for election to the Board and North Castle shall be entitled to nominate all other persons for election to the Board. The Board shall have at least four and no more than ten members in the aggregate for so long as AEA is entitled to nominate one individual for election to the Board pursuant to this Section 1(a). If it owns less than 40% of the Common Stock, North Castle shall be entitled to nominate a number of directors bearing the same relationship to the total number of directors on the Board as the number of shares of Common Stock then held by North Castle bears to the then outstanding shares of Common Stock. The Company and each of the other parties hereto agrees to take all steps within their power, including voting any voting Common Stock owned or controlled by them or any of their Affiliates, to cause any person so nominated to be elected to the Board by action of the Stockholders of the Company.

                  (b) REMOVAL AND REPLACEMENT OF NOMINEES. (i) At any time at which any party shall have exercised its rights to nominate a director pursuant to Section 1(a) and such party shall determine to remove one or more of its nominated directors, with or without cause, the Company and each of the Stockholders agrees to take all steps within their power, including voting (or causing to be voted) any voting Common Stock owned or controlled by them or any of their Affiliates, to cause such director to be so removed from the Board by action of the stockholders of the Company. At any time at which any party shall have exercised its rights to nominate a director pursuant to Section 1(a) and a vacancy shall be created on any of the Board as a result of the death, disability, retirement, resignation or removal, with or without cause, of a director nominated by such party, (X) the Board will request such party to nominate a candidate to be appointed by the Board to fill such vacancy or (Y) in the event that a candidate to fill such vacancy is to be elected at the annual meeting of stockholders of the Company, such party shall have the right to nominate the individual to fill such vacancy, and the provisions of paragraph 1(a) above shall apply with respect to the nomination and election of such nominee to fill such vacancy.

                  (ii) Each of the parties hereto further agrees (X) if a candidate nominated by any party or parties to fill any vacancy on the Board in accordance with paragraph (b)(i) above shall not have been appointed to fill such vacancy within ten Business Days of the Board having been given the name of such candidate by the nominating party or parties, then each of the parties hereto (other than the Company) shall act by written consent, or call a special meeting of stockholders of the Company for the sole purpose of filling such vacancy, and in such written consent or at such special meeting, vote or cause to be voted the voting Common Stock of the Company held or controlled by such party or any Affiliate of such party in favor of the candidate nominated to fill such vacancy, (Y) other than as provided in Section 1(b)(i), no party hereto shall vote, or give any consent, in favor of the removal as a director of the Company of any candidate nominated by any other party, and (Z) if, in connection with the election of any candidate nominated by another party in accordance herewith for election as a director of the Company any party hereto fails or refuses to vote as required by this Section 1, or votes or gives any consent or proxy in contravention of this Section 1, the respective nominating party shall have an irrevocable proxy (which irrevocable proxy shall revoke any proxy previously given by the defaulting party in contravention of this Section 1) pursuant to Section 212(e) of the General Corporation Law of the State of Delaware, coupled with an interest, to vote, all the voting Common Stock of the Company held or controlled by such party in accordance with this Section 1, and each party hereto hereby grants such proxy.

                  (c) CHAIRMAN. The Chairman of the Board shall be selected by directors from one of North Castle's nominees.

                  2. VOTING, ETC. (a) STOCKHOLDER APPROVAL. Neither the Certificate of Incorporation nor the By-Laws of the Company shall contain any provision requiring a vote of a supermajority of the outstanding shares of Common Stock for any matter, except as required by law.

                  (b) CHARTER AND BYLAWS. The parties agree that the provisions of the Company's certificate of incorporation and bylaws will not (I) conflict with the terms of this Agreement or (II) be amended in a manner adversely affecting one or more Stockholders but not adversely affecting all Stockholders without consent of the adversely affected Stockholders.

                  (c) BOARD APPROVAL; NOTICE OF BOARD MEETINGS. All actions requiring the approval of the Board shall be approved by a majority of the directors present at any duly convened Board meeting or without a meeting by written consent of a majority of the members of the Board, in each case in accordance with the provisions of the Delaware General Corporation Law. The Company agrees to give any director nominated by AEA no less than three Business Days' prior notice of any meeting of the Board or, in the case of a telephonic Board meeting, two Business Days' prior notice.

                  (d) CONFIDENTIALITY. Each of the Stockholders agrees to keep confidential and not to disclose to any Person any Information provided to it by or on behalf of the Company or any of its Subsidiaries, or obtained by the Stockholder; PROVIDED that nothing contained herein shall prevent any Stockholder from disclosing such Information to (I) any of the other Stockholders, (II) any of its Representatives, PROVIDED that such Stockholder
(W) informs each of its Representatives receiving any such Information of its confidential nature and of this provision and its terms, (X) uses its reasonable best efforts to cause its Representatives to treat such Information confidentially in accordance herewith, and otherwise to comply herewith as if parties hereto, and (III) any member of the Board. If any Stockholder or any of its Representatives is requested to disclose any such Information by any Governmental Entity, such Stockholder will promptly notify the Company to permit it to seek a protective order or take other action that the Company in its discretion deems appropriate, and such Stockholder will cooperate in any such efforts to obtain a protective order or other reasonable assurance that confidential treatment will be accorded such Information. If, in the absence of a protective order, such Stockholder or any of its Representatives is compelled as a matter of law to disclose any such Information in any proceeding or pursuant to legal process, such Stockholder may disclose to the party compelling disclosure only the part of such Information as is required by law to be disclosed (in which case, prior to such disclosure, such Stockholder will advise and consult with the Company and its counsel as to such disclosure and the nature and wording of such disclosure) and such Stockholder will use its reasonable best efforts to obtain confidential treatment therefor.

                  3. RESTRICTIONS ON DISPOSITION; RIGHT OF FIRST REFUSAL.

                  (a) RESTRICTIONS ON DISPOSITION. Prior to a Public Offering, no Stockholder may sell, transfer, pledge, encumber or otherwise dispose of any Covered Equity to any Person (other than the Company) except as follows (a "PERMITTED TRANSFER"):

                  (i) to any Specified Affiliate of such Stockholder, PROVIDED that such Specified Affiliate agrees in writing to become a party to this Agreement and PROVIDED FURTHER that such Specified Affiliate delivers to the Company (X) an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company, to the effect that the transfer is not a Prohibited Transfer, and (Y) a certificate of the transferor and the transferee, to the effect that the transferee is a Specified Affiliate of the transferor;

                  (ii) to any other Stockholder, PROVIDED that such transferee Stockholder delivers an opinion of counsel to the Company, which opinion and counsel shall be reasonably satisfactory to the Company, to the effect that the transfer is not a Prohibited Transfer;

                  (iii) any transfer of Common Stock in a public offering if such stock has been registered pursuant to Section 6 or 7;

                  (iv) any transfer of Common Stock pursuant to Sections 4 and 5; and

                  (v) any transfer of Common Stock to a person who is not a Stockholder or a Specified Affiliate of the transferor, subject to compliance with the right of first refusal provided in Section 3(c), PROVIDED that the transferee (X) agrees in writing to become a party to this Agreement and (Y) delivers an opinion of counsel to the Company, which opinion shall be reasonably satisfactory to the Company, to the effect that the transfer is not a Prohibited Transfer;

Each Stockholder shall give the Company at least 15 days prior notice of any proposed disposition of any Covered Equity pursuant to a Permitted Transfer described in this Section 3(a), and prompt notice of any such actual disposition. Any sale, transfer, pledge, encumbrance or other disposition of any Covered Equity other than pursuant to a Permitted Transfer shall be void and of no effect. The Company agrees to provide such certificates with respect to factual matters involving the Company as may be reasonably requested by a Stockholder or its counsel in connection with a proposed Permitted Transfer. Notwithstanding the foregoing, no Management Stockholder may effect any Permitted Transfer (except of the type described in clauses (i), (iii) and (iv) of this

Section 3.1(a)) until the earlier to occur of (X) June 30, 2002, and (Y) the termination of such Management Stockholder's employment with the Company.

                  (b) SUBSEQUENT DISPOSITIONS. Following any Public Offering, any Stockholder may transfer Common Stock to any Person, PROVIDED that, except with respect to a transfer of the type described in Sections 3(a)(iii) and (iv), the transferee must deliver to the Company an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company, to the effect that such transfer is not required to be registered under the Securities Act.

                  (c) RIGHT OF FIRST REFUSAL. If a Stockholder other than North Castle, North Castle I-A or North Castle II (a "SELLING HOLDER") desires to make a Permitted Transfer pursuant to clause (v) of Section 3(a) following an offer (which offer must be in writing, be irrevocable by its terms for at least 15 Business Days and be a bona fide offer) from any prospective purchaser to purchase all or any part of the Common Stock owned by such Selling Holder, such Selling Holder shall give notice (the "NOTICE OF OFFER") in writing to the Board and to North Castle, North Castle I-A or North Castle II (I) designating the number of shares of Common Stock that such Selling Holder proposes to sell (the "OFFERED SHARES"), (II) naming the prospective purchaser thereof (the "DESIGNATED PURCHASER") and (III) specifying the price (the "OFFER PRICE") and terms (the "OFFER TERMS") upon which such Selling Holder desires to sell the same. During the 15 Business Day period following receipt of such notice by the Company, North Castle, North Castle I-A and North Castle II (the "REFUSAL PERIOD") such Selling Holder shall not be permitted to accept such offer, but may submit a new Notice of Offer in respect of any revised offer in accordance with and subject to this Section 3(c). During the Refusal Period, North Castle, North Castle I-A or North Castle II or any Affiliate of North Castle, including any pooled investment vehicle organized by the managing member of North Castle or by any of its Affiliates shall have the right to purchase from the Selling Holder at the Offer Price and on the Offer Terms all, but not less than all, of the Offered Shares, PROVIDED that (A) North Castle I-A shall not be entitled to exercise such right until North Castle I has issued a written notice stating that it will not exercise such right, (B) North Castle II shall not be entitled to exercise such right until North Castle and North Castle I-A have each issued written notices stating that it will not exercise such right and (C) any other Affiliate of North Castle shall not be entitled to exercise such right until North Castle, North Castle I-A and North Castle II have each exercised written notices stating that it will not exercise such right. The right provided hereunder shall be exercised by written notice to the Selling Holder and the Company given at any time during the Refusal Period. If such right is exercised, North Castle, North Castle I-A or North Castle II or any Affiliate of North Castle shall deliver to the Selling Holder payment of the Offer Price in accordance with the Offer Terms, against delivery of appropriately endorsed certificates or other instruments representing the Offered Shares. If North Castle, North Castle I-A or North

Castle II or any Affiliate of North Castle fails to subscribe for the Offered Shares during the Refusal Period, the Selling Holder may sell to the Designated Purchaser the Offered Shares at the Offer Price and on the Offer Terms.

                  (d) DISPOSITIONS BY NORTH CASTLE, NORTH CASTLE I-A AND NORTH CASTLE II. North Castle, North Castle I-A and North Castle II may only sell, transfer or otherwise dispose of any Covered Equity if each of them sell, transfer or otherwise dispose of such Covered Equity on substantially similar terms and conditions contemporaneously in transactions involving quantities of such Covered Equity that are substantially similar on a pro rata basis.

                  4. TAG-ALONG RIGHTS. If North Castle, North Castle I-A, North Castle II and their respective Affiliates or successors (the "NORTH CASTLE SELLERS") desires to make a Permitted Transfer pursuant to clauses (ii) and (v) of Section 3(a), which transfer, together with all prior transfers by the North Castle Sellers involves more than 5% of the Common Stock owned by the North Castle Sellers on the date hereof, following an offer (which offer must be in writing, be irrevocable by its terms for at least 35 Business Days and be a bona fide offer) from any prospective purchaser to purchase all or any part of the Common Stock owned by the North Castle Sellers, the North Castle Sellers shall give a Notice of Offer in writing to the Board and the other Stockholders (I) designating the number of Offered Shares, (II) naming the Designated Purchaser and (III) specifying the Offer Price and Offer Terms. During the 20 Business Day period following receipt of such notice by the Company and the other Stockholders, the other Stockholders shall have the right (a "TAG-ALONG RIGHT") exercised by delivery of a written notice to the North Castle Sellers and the Company, to participate in such sale to the Designated Purchaser at the Offer Price and on the Offer Terms on a PRO RATA basis determined as the quotient determined by dividing (A) the percentage of Common Stock held by each Stockholder so electing to sell (each such Person, an "ACCEPTING STOCKHOLDER") by (B) the aggregate percentage of Common Stock represented by the Common Stock then held by all of the Accepting Stockholders and the North Castle Sellers. The Company shall notify each Accepting Stockholder at least ten Business Days prior to the closing of the proposed sale by the North Castle Sellers of the number of Offered Shares which each such Accepting Stockholder may sell and such Accepting Stockholder shall deliver into trust, three or more Business Days prior to the closing certificates or other instruments representing the Offered Shares duly endorsed for transfer or duly executed stock powers for release against payment to such Accepting Stockholder of such Accepting Stock holder's net proceeds paid for the shares of such Stockholder at the closing of such sale.

                  5.  TAKE-ALONG RIGHTS.

                  (a) TAKE-ALONG NOTICE. If the North Castle Sellers intend to effect a sale (a "TAKE-ALONG SALE") of all of their shares of Common Stock to a non-Affiliate third party (a "100% BUYER") prior to a Public Offering and elect to exercise their rights under this Section 5, the North Castle Sellers shall deliver written notice (a "TAKE-ALONG NOTICE") to the Company and the other Stockholders, which notice shall (I) state (W) that the North Castle Sellers wish to exercise their rights under this Section 5 with respect to such transfer, (X) the name and address of the 100% Buyer, (Y) the per share amount and form of consideration the North Castle Sellers propose to receive for its shares of Common Stock and (Z) drafts of purchase and sale documentation setting forth the terms and conditions of payment of such consideration and all other material terms and conditions of such transfer (the "DRAFT SALE AGREEMENT"),
(II) contain an offer (the "TAKE-ALONG OFFER") by the 100% Buyer to purchase from the other Stockholders all of their shares of Common Stock, on and subject to the same price, terms and conditions offered to the North Castle Sellers and
(III) state the anticipated time and place of the closing of such transfer (a "SECTION 5 CLOSING"), which (subject to such terms and conditions) shall occur not fewer than 15 days nor more than 90 days after the date such Take-Along Notice is delivered, PROVIDED that if such Section 5 Closing shall not occur prior to the expiration of such 90-day period, the North Castle Sellers shall be entitled to deliver another Take-Along Notice with respect to such Take-Along Offer. Upon request of the North Castle Sellers, the Company shall provide the North Castle Sellers with a current list of the names and addresses of the other Stockholders.

                  (b) CONDITIONS TO TAKE-ALONG. Upon delivery of a Take-Along Notice, each of the other Stockholders shall have the obligation to transfer all of its shares of Common Stock pursuant to the Take-Along Offer, as such offer may be modified from time to time, PROVIDED that the North Castle Sellers transfer all of their shares of Common Stock to the 100% Buyer at the Section 5 Closing and that all shares of Common Stock held by the North Castle Sellers and the other Stockholders are sold to the 100% Buyer at the same price, and on the same terms and conditions PROVIDED FURTHER that a Stockholder shall only be required to make, in connection with a Take-Along Sale, representations and warranties that survive the closing of such Sale with respect to its authority, its title to its Common Stock, certain conflicts, approvals and litigation relating to it, and shall not be required to make any representations or warranties with respect to the Company or its business that survive that Closing of such Sale or with respect to any other Stockholder. Within five Business Days prior to the closing contemplated by the Take-Along Notice, each of the other Stockholders shall (I) deliver to the North Castle Sellers certificates representing such other Stockholder's shares of Common Stock, duly endorsed for transfer or accompanied by duly executed stock powers, and (II) execute and deliver to the North Castle Sellers a power of attorney and a letter of transmittal and custody agreement in favor of the North Castle Sellers, and in form and substance reasonably satisfactory to the North Castle Sellers appointing North Castle as the true and lawful attorney-in-fact and custodian for such other Stockholder, with full power of substitution, and authorizing the North Castle Sellers to execute and deliver a purchase and sale agreement substantially in the form of the Draft Sale Agreement and otherwise in accordance with the terms of this
Section 5(b) and to take such actions as the North Castle Sellers may reasonably deem necessary or appropriate to effect the sale and transfer of the shares of Common Stock to the 100% Buyer, upon receipt of the purchase price therefor set forth in the Take-Along Notice at the Section 5 Closing, free and clear of all security interests, liens, claims, encumbrances, options, and voting agreements of whatever nature, together with all other documents delivered with such Notice and required to be executed in connection with the sale thereof pursuant to the Take-Along Offer. The North Castle Sellers shall hold such shares and other documents in trust for such other Stockholder for release against payment to such Stockholder of such Stockholder's net proceeds in accordance with the contemplated transaction. If, within 15 days after delivery to the North Castle Sellers, the North Castle Sellers have not completed the sale of all of the shares of Common Stock owned by the North Castle Sellers and the other Stockholders to the 100% Buyer and another Take-Along Notice with respect to such Take-Along Offer has not been sent to the other Stockholders, the North Castle Sellers shall return to each other Stockholder all certificates representing the shares and all other documents that such other Stockholder delivered in connection with such sale. The North Castle Sellers shall be permitted to send only two Take-Along Notices with respect to any one Take-Along Offer. Promptly after the Section 5 Closing, the North Castle Sellers shall furnish such other evidence of the completion and time of completion of such sale and the terms thereof as may reasonably be requested by any of the other Stockholders.

                  (c) REMEDIES. Each of the Other Stockholders acknowledges that North Castle would be irreparably damaged in the event of a breach or a threatened breach by such other Stockholder of any of its obligations under this
Section 5 and each of the other Stockholders agrees that, in the event of a breach or a threatened breach by such other Stockholder of any such obligation, the North Castle Sellers shall, in addition to any other rights and remedies available to it in respect of such breach, be entitled to an injunction from a court of competent jurisdiction (without any requirement to post bond) granting it specific performance by such other Stockholder of its obligations under this
Section 5. In the event that the North Castle Sellers shall file suit to enforce the covenants contained in this Section 5 (or obtain any other remedy in respect of any breach thereof), the prevailing party in the suit shall be entitled to recover, in addition to all other damages to which it may be entitled, the costs incurred by such party in conducting the suit, including reasonable attorney's fees and expenses.

                  6. PIGGYBACK REGISTRATION RIGHTS. (a) If the Company at any time proposes to register any shares of Common Stock under the Securities Act of 1933, as amended (the "SECURITIES ACT"), whether or not for sale for its own account (other than pursuant to a Special Registration) and the registration form to be used may also be used for the registration of Registrable Securities (as defined below) owned by the Stock holders, the Company shall notify the Stockholders at least 45 days prior to the filing of the first registration statement in connection therewith. Upon the receipt of a written request of any Stockholder made within 20 days after such notice (which request shall specify the Registrable Securities intended to be disposed of by such Stockholder and the intended method of disposition thereof), the Company will, subject to the other provisions of this Section 8, include in such registration all Registrable Securities with respect to which the Company has received a written request for inclusion (a "PIGGYBACK REGISTRATION"). Each such request shall also contain an undertaking from the applicable Stockholder to provide all such information and material and to take all actions as may be reasonably required by the Company in order to permit the Company to comply with all applicable federal and state securities laws.

                  "REGISTRABLE SECURITIES" shall mean any shares of Common Stock held by a Stockholder other than those not acquired from the Company, an Affiliate thereof or another Stockholder. As to any particular Registrable Securities once issued, such securities shall cease to be Registrable Securities when (I) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (II) they shall have been distributed to the public pursuant to Rule 144, or (III) they shall have ceased to be outstanding.

                  (b) Each selling Stockholder shall pay all sales commissions or other similar selling charges with respect to Registrable Securities sold by such Stockholder pursuant to a Piggyback Registration. The Company shall pay all registration and filing fees, fees and expenses of compliance with federal and state securities laws, printing expenses, messenger and delivery expenses, fees and disbursements of counsel and accountants for the Company, and reasonable fees and disbursements of one counsel for all selling stockholders who shall be selected, if the Piggyback Registration is also a Demand Registration, as provided in Section 7(b)(i), unless the applicable state securities laws require that stockholders whose securities are being registered pay their pro rata share of such fees, expenses and disbursements, in which case each Stockholder participating in the registration shall pay its PRO RATA share of all such fees, expenses and disbursements based on its PRO RATA share of the total number of shares being registered.

                  (c) If a Piggyback Registration is an underwritten registration, only Registrable Securities which are to be distributed by the underwriters may be included in the registration. If the managing underwriters or, if the Piggyback Registration is not an underwritten registration, the Company's investment bankers, advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering or will have a material adverse effect on the price of the Registrable Securities to be sold, the Company will include in such registration (I) if it is not a Demand Registration (as defined below), the securities proposed to be sold by the Company for its own account, and then Registrable Securities proposed to be sold by Stockholders making a Piggyback Registration Request or,
(II) if such registration is a Demand Registration, the securities proposed to be sold by the Company for its own account, and then Registrable Securities for which registration has been requested pursuant to Section 7(a)(i) or 7(a)(ii), in each case which Registrable Securities shall be included in such registration in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each such holder of Registrable Securities to the total amount of Registrable Securities as to which a Piggyback Registration and/or a Demand Registration request has been made. Notwithstanding the foregoing, if the managing underwriters or, if the registration is not an underwritten registration, the Company's investment bankers, advise the Company in writing that in their opinion, the inclusion in a Piggyback Registration of Common Stock held by Management Stockholders will have a material adverse effect on the offering, the Company will not include such Common Stock in such registration.

                  (d) Notwithstanding the foregoing, if at any time after giving written notice to the Stockholders of its intention to register any shares of Common Stock pursuant to subsection (a) of this Section 6 and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each Stockholder and thereupon shall be relieved of its obligation to register Registrable Securities as part of such terminated registration (but not from its obligation to pay expenses in connection therewith as provided in subsection (b) above). If a registration pursuant to this Section 6 involves an underwritten public offering and a Stockholder requests to be included in such registration, such Stockholder may elect, in writing prior to the effective date of the registration statement filed in connection with such registration, not to participate in such registration.

                  (e) Each Stockholder agrees not to sell or offer for public sale or distribution, including pursuant to Rule 144, any of such Stockholder's Common Stock within 15 days prior to or 180 days after the effective date of any registration (except as part of such registration other than a Special Registration) with respect to which piggyback registration rights are available pursuant to this Section 6.

                  7. REGISTRATION UPON REQUEST. (a) REQUEST FOR REGISTRATION. Upon the written request of North Castle, North Castle I-A and North Castle II (the "INITIATING HOLDER") at any time after the date hereof requesting that the Company effect pursuant to this Section 7 the registration (a "DEMAND REGISTRATION") of any of such Initiating Holders' Registrable Securities under the Securities Act (which request shall specify the Registrable Securities so requested to be registered, the proposed amounts thereof, and the intended method of disposition by the Initiating Holders), the Company shall promptly give written notice of such requested registration to all Stockholders, and thereupon the Company will, as expeditiously as reasonably possible, use its commercially reasonable efforts to effect the registration under the Securities Act of

                  (i) the Registrable Securities which the Company has been so requested to register, for disposition in accordance with the intended method of disposition stated in such request, and

                  (ii) all other Registrable Securities owned by Stockholders, the holders of which shall have made a written request to the Company for registration thereof (which request shall specify such Registrable Securities and the proposed amounts thereof) within 30 days after the receipt of such written notice from the Company, all to the extent requisite to permit the disposition by the holders of the securities constituting Registrable Securities so to be registered, PROVIDED that the Company shall not be required to effect any registration pursuant to this Section 7 if it is a registration with respect to which the Company is not required to pay expenses pursuant to Section 7(b)(i) unless the Company shall have received assurances satisfactory to it that the Initiating Holders will bear the expenses of registration and PROVIDED, FURTHER, that each other Stockholder proposing to register securities as part of such Demand Registration shall agree in writing to pay its PRO RATA share of such expenses.

                  (b) LIMITATIONS ON REGISTRATIONS. The registration rights granted to Initiating Holders pursuant to this Section 7 are subject to the following limitations:

                  (i) Each selling Stockholder shall pay all sales commissions or other similar selling charges with respect to the Registrable Securities sold by such Stockholder pursuant to a Demand Registration. In connection with four Demand Registrations pursuant to this Section 7, the Company shall pay all registration and filing fees, fees and expenses of compliance with federal and state securities laws, printing expenses, messenger and delivery expenses, fees and disbursements of counsel and accountants for the Company and fees and expenses of one counsel, selected by the Initiating Holders, for all selling Stockholders in connection with a Demand Registration, unless the applicable state securities laws require that stockholders whose securities are being registered pay their pro rata share of such fees, expenses and disbursements, in which case each Stockholder participating in the registration shall pay its pro rata share of all such fees, expenses and disbursements based on its pro rata share of the total number of shares being registered, PROVIDED that if a Demand Registration involves, pursuant to Section 6(c) hereof, a cutback of the number of Registrable Securities which may be sold such that the Initiating Holders are not permitted to register at least 50% of the Registrable Securities which they request to register, then such Demand Registration shall not be deemed one of the Initiating Holders' Demand Registrations with respect to which expenses will be paid by the Company. In all other instances, the selling Stockholders shall pay all expenses of a Demand Registration;

                  (ii) the Initiating Holders shall determine the method of distribution of the securities to be registered in a Demand Registration and if an underwritten offering, shall select the managing underwriter of such offering;

                  (iii) the Company shall not be obligated to file a registration statement under this Section 7 unless the total number of shares of Registrable Securities requested to be included in such offering by the Initiating Holders equals or exceeds 5% of the number of shares of Common Stock outstanding on a fully diluted basis;

                  (iv) the Company shall be entitled to postpone for a reasonable time not exceeding 90 days the filing of any registration statement under this Section 7 if, at the time it receives a request for a Demand Registration pursuant thereto, the Board shall determine in good faith that such offering will interfere with a pending financing, merger, sale of assets, recapitalization or other similar corporation action which the Company is actively pursuing and is material to the business of the Company; and

                  (v) a registration statement that does not become effective or does not remain effective for the period specified in Section 8(b) shall be deemed not to constitute a registration statement filed pursuant to this Section 7, PROVIDED that, if such registration statement does not become effective or does not remain effective for such period solely by reason of the Initiating Holders' refusal to proceed, it shall be deemed to constitute a registration statement filed pursuant to Section 7 unless the Initiating Holders shall have elected to pay all expenses in connection with such registration as aforesaid.

                  (c) Each Stockholder agrees not to sell or offer for public sale or distribution including, pursuant to Rule 144, any of such Stockholder's Common Stock-within 15 days prior to or 180 days after the effective date of any Demand Registration (except as part of such registration).

                  (d) The Company agrees not to effect any sale or distribution of any of its equity securities or of any security convertible into or exchangeable or exercisable for any equity security of the Company (other than such sale or distribution of such securities in connection with any merger or consolidation by the Company or any subsidiary of the Company or the acquisition by the Company or a subsidiary of the Company of the capital stock or substantially all the assets of any other Person or in connection with an employee stock ownership or other benefit plan) during the 15 days prior to, and during the 180 day period which begins on, the effective date of a registration statement filed in connection with a Demand Registration (except as part of such registration).

                  8. REGISTRATION PROCEDURES. If and whenever the Company is required to use its commercially reasonable efforts to effect the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company will promptly:

                  (a) prepare and file with the Securities and Exchange Commission (the "COMMISSION") a registration statement with respect to such securities and use its commercially reasonable efforts to cause such registration statement to become effective;

                  (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement, but in no event for a period of more than six months after such registration statement becomes effective;

                  (c) at least five business days before filing with the Commission, furnish to counsel (if any) to the selling Stockholders such registration copies of all documents proposed to be filed with the Commission in connection with such registration, which documents will be subject to the review of such counsel;

                  (d) furnish to each seller of securities such number of conformed copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits, except that the Company shall not be obligated to furnish any seller of securities with more than two copies of such exhibits), such number of copies of the prospectus comprised in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request in order to facilitate the disposition of the securities owned by such seller;

                  (e) use its commercially reasonable efforts to register or qualify all securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as each seller shall request, and do any and all other acts and things which may be necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to consent to general service of process in any such jurisdiction;

                  (f) in connection with an underwritten offering only, use its commercially reasonable efforts to furnish to each seller copies of

                  (i) an opinion of counsel for the Company, dated the effective date of the registration statement, and

                  (ii) a "comfort" letter signed by the independent public accountants who have certified the Company's financial statements included in the registration statement,

each covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountant's letters delivered to the underwriters in underwritten public offerings of securities;

                  (g) notify each seller of any securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such seller prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not mislead ing in the light of the circumstances then existing;

                  (h) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

                  (i) use its commercially reasonable efforts to list the Registrable Securities covered by such registration statement on any securities exchange (including NASDAQ), if such securities are not already so listed and if such listing is then permitted under the rules of such exchange, and to provide a transfer agent and registrar for such Registrable Securities not later than the effective date of such registration statement;

                  (j) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

                  (k) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares);

                  (l) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in such registration statement for sale in any jurisdiction, the Company will use its reasonable best efforts promptly to obtain the withdrawal of such order.

                  The Company may require each seller of any securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing in order to permit the Company to comply with all applicable federal and state securities laws.

                  The Company shall make available for inspection by any seller of securities as to which any registration is being effected, any underwriter participating in any disposition pursuant to the related registration statement, and any attorney, accountant or other agent retained by any such seller or any such underwriter (collectively, the "IN-

SPECTORS"), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, if any, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and shall cause the Company's and its subsidiaries' officers, directors and employees to supply all information and respond to all inquiries reasonably requested by any such Inspector in connection with such registration statement.

                  Each Stockholder hereby agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 8(g), such holder will promptly discontinue such holder's disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 8(g), and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such holder's possession of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give such notice, the period mentioned in Section 8(b) shall be extended by the number of days during the period from and including the date when each seller of any Registrable Securities covered by such registration statement shall have received such notice to but not including the date when each such seller receives copies of the supplemented or amended prospectus contemplated by Section 8(g).

                  9. INDEMNIFICATION. (a) The Company agrees to indemnify, to the extent permitted by law, each Stockholder participating in a registration pursuant to this Agreement, the officers and directors of such Stockholder and each Person that controls such Stockholder (within the meaning of the Securities
Act) against any and all losses, claims, damages, liabilities and expenses, including all reasonable legal fees incurred therewith, arising out of, based upon or resulting from any untrue statement or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading in light of the circumstances then existing or any violation or alleged violation by the Company of any federal, state, foreign or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration, except insofar as the same result from or are contained in any information furnished in writing to the Company by such Stockholder and stated to be specifically for use therein or, in the case of an underwritten offering only, from such Stockholder's failure to deliver a copy of the registration statement, prospectus or preliminary prospectus or any amendments thereof or supplements thereto.

                  (b) Each Stockholder participating in a registration pursuant to this Agreement agrees to indemnify, to the extent permitted by law, the Company, its directors and officers and each Person that controls the Company (within the meaning of the Securities Act) against any and all losses, claims, damages, liabilities and expenses, including all reasonable legal fees incurred in connection therewith, arising out of, based upon or resulting from any untrue statement or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, but only to the extent that such untrue statement or (as to the matters set forth in such information or affidavit) omission is contained in any information or affidavit furnished to the Company in writing by such Stockholder and stated to be expressly for use therein and except insofar as the same result from the Company's failure to deliver a copy of the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto, PROVIDED that such Stockholder's obligations hereunder shall be limited to an amount equal to the proceeds to such Stockholder of the Registrable Securities sold pursuant to such registration statement.

                  (c) In connection with an underwritten offering, the Company and each Stockholder participating in the related registration will indemnify the underwriter(s), their officers and directors and each Person who controls such underwriter(s) (within the meaning of the Securities Act) to the same extent as provided in subsections (a) and (b), respectively, above.

                  (d) Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subsections of this Section 9, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, PROVIDED that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subsections of this Section 9, except to the extent that the indemnifying party is actually and materially prejudiced by such failure to give notice. In any case in which any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory (taking into account, among other factors, any potential exposure of the indemnified party to criminal liability) to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof unless, in the reasonable judgment of any such indemnified party, a conflict of interest may exist between such indemnified party and any indemnifying party or any other of such indemnified parties, in which case the indemnifying party shall be liable to such indemnified party for any reasonable legal or other expenses incurred in defending such action. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. Notwithstanding the foregoing, and without limiting any of the rights set forth above, in any event any party will have the right to retain, at its own expense, counsel with respect to the defense of a claim.

                  (e) If for any reason the foregoing indemnity is unavailable, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (I) in such proportion as is appropriate to reflect the relative benefits (which relative benefits with respect to such offering shall be deemed to be in the same proportion as the respective net proceeds received from such offering by the Company and the Stockholders determined as set forth on the table on the cover page of the prospectus) received by the indemnifying party on the one hand and the indemnified party on the other or (II) if the allocation provided by subdivision (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party (which relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Stockholders, the intent of the parties and their relative knowledge, access to information and opportunity to prevent or correct such statement or omission) as well as any other relevant equitable consideration. Notwithstanding the foregoing, (A) no holder of Registrable Securities shall be required to contribute any amount in excess of the amount such holder would have been required to pay to an indemnified party if the indemnity under subsection (b) of this Section 9 was available and (B) no underwriter, if any, shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The obligation of any underwriters to contribute pursuant to this Sec-tion 9 shall be several in proportion to their respective underwriting commitments and not joint.

                  (f) An indemnifying party shall make payments of all amounts required to be made pursuant to the foregoing provisions of this Section 9 to or for the account of the indemnified party from time to time promptly upon receipt of bills or invoices relating thereto or when otherwise due and payable.

                  10. AFFILIATE TRANSACTIONS. The Company will not engage in any transaction or series of related transactions (other than Exempted Transactions) with North Castle, North Castle I-A or North Castle II or any of their respective Affiliates and any successor to any such person unless (i) the transaction (or series of related transactions) is on terms and conditions no less favorable than would be obtainable by the Company in an arm's-length transaction and the Chief Financial Officer of the Company delivers to the Board and to AEA a certificate to such effect and (ii) if the transaction (or series of related transactions) involves an amount more than $1 million, a majority of the members of the Board who are not officers, employees or managing members of the Company, or of North Castle, North Castle I-A or North Castle II or any of their respective Affiliates shall have approved such transactions in writing or at a duly convened meeting of the Board.

                  11.      MANAGEMENT STOCKHOLDERS.

                  (a) CALL OPTION. In the event of a Management Stockholder's termination of employment at the Company for any reason other than for death or permanent disability, the Company shall have an option (a "CALL OPTION") to purchase from the Management Stockholder all (but not less than all) of the Management Stockholder's Covered Equity at a price equal to the fair market value of the Covered Equity determined as of the date of repurchase by the Board of Directors of the Company in its sole discretion. If the Company desires to exercise the Call Option, it shall give written notice thereof to the Management Stockholder within 60 days of the occurrence of the event giving rise to such Call Option. Such Call Option shall expire if such notice is not given within such 60-day period. The Management Stockholder shall deliver to the Company certificates representing the Covered Equity, free and clear of all claims, liens, or encumbrances, together with blank stock powers, duly executed with all signature guarantees at a closing at the principal office of the Company on the third business day after notice has been given to the Management Stockholder, or at such other place and time and in such manner as may be mutually agreed to by the Management Stockholder and the Company. The net proceeds from the purchase of the Covered Equity pursuant to the Call Option (the "CALL OPTION PROCEEDS") shall be paid by a check, which shall be delivered to the Management Stockholder at the closing of such purchase.

                  (b) TERMINATION OF CALL OPTION. All rights and obligations created pursuant to Section 11(a) shall be extinguished upon the earlier of (I) June 30, 2002 or (II) a Public Offering.

                  (c) PUT OPTIONS. In the event of (I) the permanent disability of the Management Stockholder so that he is unable substantially to perform his services as an employee of the Company for an aggregate of 180 days during any twelve-month period or (II) the death of the Management Stockholder, the Management Stockholder or, in the event of death, the deceased Management Stockholder's administrator or executor, shall have the option (the "PUT OPTION"), exercisable by the giving of notice thereof to the Company within 120 days of the occurrence of the event giving rise to such Put Option, which, in the case of permanent disability, shall mean the 180th day of inability to perform services as an employee of the Company, to sell to the Company, and the Company upon exercise of such Put Option shall buy from the Management Stockholder or the deceased Management Stockholder's administrator or executor, as the case may be, all (but not less than all) of the Management Stockholder's Covered Equity, at a price per share equal to the fair market value of the Covered Equity determined as of the date of repurchase by the Board of Directors of the Corporation in its sole discretion. Such Put Option shall expire if such notice is not given within such 120-day period. The Management Stockholder, or the deceased Management Stockholder's administrator or executor, shall deliver to the Company certificates representing the Covered Equity, free and clear of all claims, liens, or encumbrances, together with blank stock powers, duly executed with all signature guarantees at a closing at the principal office of the Company on the third business day after notice has been given to the Company or at such other place and time and in such manner as may be mutually agreed to by the Management Stockholder, or the deceased Management Stockholder's administrator or executor, and the Company. The net proceeds from the purchase of the Covered Equity pursuant to the Management Stockholder Option (the "PUT OPTION PROCEEDS") shall be paid by a check, which shall be delivered to the Management Stockholder at the closing of such purchase. The obligations of the Company to purchase the Management Stockholder's Covered Equity pursuant to this
Section 11(c) shall be deferred during any period in which such purchase would not be permitted by applicable law or could cause the Company to be in default under any agreement to which it or its Subsidiaries are a party.

                  (d) TERMINATION OF PUT OPTION. All rights and obligations created pursuant to Section 11(c) shall be extinguished upon the earlier of (I) the fifth anniversary of this Agreement or (II) a Public Offering.

                  12. SEVERABILITY. If any provision of this Agreement is invalid, inoperative or unenforceable for any reason, such circumstance shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to any extent whatsoever. The invalidity of any one or more phrases, sentences, clauses, Sections or subsections of this Agreement shall not affect the remaining portions of this Agreement.

                  13. INFORMATION. (a) Each of the Stockholders agrees that, from the date of this Agreement and for so long as it shall own any Covered Equity, it will furnish the Company such necessary information and reasonable assistance as the Company may reasonably request (X) in connection with the consummation of the transactions contemplated by this Agreement, (Y) in connection with the preparation and filing of any reports, filings, applications, consents or authorizations with any Governmental Entity under any Applicable Laws and (Z) in order for the Company to determine, from time to time, whether it is a "personal holding company" within the meaning of Section 542 of the Code. Each Stockholder proposing to make a transfer pursuant to
Section 3(a) shall provide the Company with any information reasonably requested in order for the Company to determine whether the proposed transfer would be a Prohibited Transaction.

                  (b) Within 90 days of the end of each fiscal year, the Company shall mail to each Stockholder a report setting forth an audited balance sheet as at the end of such fiscal year and audited statements of income, common shareholders' equity and cash flows for such fiscal year of the Company and its Subsidiaries on a consolidated basis, and any other information the Company deems necessary or desirable. The Company will furnish quarterly financial statements to Stockholders as requested.

                  (c) The Company also will furnish to AEA such other information as AEA may from time to time reasonably request on behalf of itself or the other Covered Shareholders.

                  14.  CERTAIN DEFINITIONS.

                  "AFFILIATE" means with respect to any Person, any other Person directly or indirectly Controlling, Controlled by or under common Control with such first Person.

                  "APPLICABLE LAWS" means all applicable provisions of (I) constitutions, treaties, statutes, laws (including the common law), rules, regulations, ordinances, codes or orders of any Governmental Entity, (II) any consents or approvals of any Governmental Entity and (III) any orders, decisions, injunctions, judgments, awards, decrees of or agreements with any Governmental Entity.

                  "BUSINESS DAY" means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required to close.

                  "CHANGE OF CONTROL" means any transaction or series transaction, the result of which is that North Castle, North Castle I-A and North Castle II no longer have the right, in the aggregate, to nominate a majority of the members of the Board.

                  "CODE" means the Internal Revenue Code of 1986, as amended.

                  "COMMON STOCK" means all shares of any class common stock of the Company, whether voting or non-voting, outstanding from time to time.

                  "CONTROL" means the power to direct the affairs of a Person by reason of ownership of voting securities, by contract or otherwise.

                  "COVERED EQUITY" means all of the shares of Common Stock, preferred stock or other equity interest in the Company, and any other security, warrant or other right that is or may allow the holder thereof to receive Common Stock or preferred stock or other equity interest, owned from time to time by any of the Stockholders.

                  "COVER SHAREHOLDERS" is defined in the recitals to this Agreement.

                  "COVERED SHAREHOLDERS AGREEMENTS" means the agreements between AEA and the Covered Shareholders pursuant to which the Covered Shareholders have appointed AEA as their representative and have granted AEA a proxy to vote their Common Stock in accordance with the provisions of this Agreement.

                  "EXEMPTED TRANSACTIONS" means (I) the investment banking services provided by North Castle Partners, L.L.C. (the "Sponsor") in connection with the recapitalization of the Company consummated as of June 30, 1997, in consideration of which the Company has agreed to pay the Sponsor a fee of $3.5 million and (II) the ongoing monitoring and management services to be provided to the Company, in consideration of which the Company has agreed to pay the Sponsor an annual fee of $1.5 million.

                  "GOVERNMENTAL ENTITY" means any federal, state, local or foreign court, legislative, executive or regulatory authority or agency.

                  "INFORMATION" means all information about the Company or any of its subsidiaries (whether written or oral or in electronic or other form and whether prepared by the Company, its advisers or otherwise), that is or has been furnished to any Stockholder or any of its Representatives by or on behalf of the Company or any of its subsidiaries, or any of their respective Representatives, together with all written or electronically stored documentation prepared by such Stockholder or its Representatives based on or reflecting, in whole or in part, such information, PROVIDED that the term "Information" does not include any information that (X) is or becomes generally available to the public through no action or omission by any Stockholder or its Representatives or (Y) is or becomes available to such Stockholder on a nonconfidential basis from a source, other than the Company or any of its subsidiaries, or any of their respective Representatives, that to the best of such Stockholder's knowledge, after reasonable inquiry, is not prohibited from disclosing such portions to such investor by a contractual, legal or fiduciary obligation.

                  "MANAGEMENT STOCKHOLDER" means any stockholder who is as of the date hereof or later becomes, a consultant to or an officer or employee of the Company other than Michael Leiner and David Brubaker.

                  "NORTH CASTLE SELLERS" is defined in Section 4.

                  "PERSON" means any natural person, firm, individual, partnership, joint venture, business trust, trust, association, corporation, company or unincorporated entity.

                  "PROHIBITED TRANSFER" means any transfer of Covered Equity to a Person which (U) may not be effected without registering the securities involved under the Securities Act, (V) would result in the assets of the Company constituting Plan Assets as such term is defined in the Department of Labor regulations promulgated under the Employer Retirement Income Security Act of 1974, as amended, (X) would cause the Company to be, be Controlled by or under common Control with an "investment company" for purposes of the Investment Company Act of 1940, as amended, or (Y) would require any securities of the Company to be registered under the Securities and Exchange Act of 1934, as amended.

                  "PUBLIC OFFERING" means any sale of Common Stock to the public pursuant to an effective registration statement under the Securities Act underwritten by an underwriter of national standing other than a Special Registration.

                  "REPRESENTATIVES" means with respect to any Person, any of such Person's directors, officers, employees, general partners, affiliates, attorneys, accountants, financial and other advisers, and other agents and representatives, including in the case of any Stockholder any person nominated to the Board by such Stockholder.

                  "RULE 144" means Rule 144 (or any successor provision) under the Securities Act.

                  "SPECIAL REGISTRATION" means (A) The registration of shares of equity securities and/or options or other rights in respect thereof to be offered to Management Stockholders or (B) the registration of equity securities and/or options or other rights in respect thereof solely on Form S-4 or S-8 or any successor form.

                  "SPECIFIED AFFILIATE" means (a) with respect to any Person, any other Person directly or indirectly Controlling, Controlled by or under common Control with such first person solely by virtue of having the power to direct the affairs of the Person by reason of ownership, directly or indirectly, of at least 75% of the outstanding voting securities of such Person, (b) with respect to any Management Stockholder, Michael Leiner, David Brubaker or Charles
F. Baird, Jr., a Specified Affiliate shall include (I) a spouse or any lineal ancestor or descendant, and (II) the trustee or trustees of a trust or trusts at any time established for the primary benefit of the Stockholder or the spouse or any lineal ancestor or descendant of the Stockholder to whom such Management Stockholder or Charles F. Baird, Jr. proposes to transfer its Common Stock and who has agreed to be bound by this Agreement, and (c) with respect to AEA and the Covered Shareholders, any current or future employee, shareholder, director or officer of AEA, any spouse, issue, parents or other relatives of any of the foregoing or of any Covered Shareholder or (i) trusts for the benefit of any of such Persons, (ii) entities controlling or controlled by any of such Persons and
(iii) in the event of the death of any such individual Person, heirs or testamentary legatees of such Person, in each case to whom AEA or a Covered Shareholder has proposed to transfer its Common Stock and who has entered into a Covered Shareholders Agreement and thereby or otherwise agrees to be bound by this Agreement.

                  15. NOTICES. All notices and other communications made in connection with this Agreement shall be in writing. Any notice or other communication in connection herewith shall be deemed duly given to any party (A) two Business Days after it is sent by express, registered or certified mail, return receipt requested, postage prepaid or (B) one Business Day after it is sent by overnight courier guaranteeing next day delivery, in each case, addressed as follows or, to such other address as may be specified in writing to the other parties hereto:

                  (i)      if to the Company:

                           Leiner Health Products Group Inc.
                           901 E. 233rd Street
                           Carson, CA  90745
                           Facsimile:  (310) 952-7766
                           Telephone:  (310) 835-8400
                           Attention:  Robert M. Kaminski

                  (ii) if to North Castle, North Castle I-A, North Castle II or NCP:

                           c/o North Castle Partners, L.L.C.
                           60 Arch Street
                           Greenwich, CT  06830
                           Attention:  Charles F. Baird, Jr.

                           with a copy to:

                           Debevoise & Plimpton
                           875 Third Avenue
                           New York, New York 10022
                           Facsimile:  (212) 909-6836
                           Telephone:  (212) 909-6000
                           Attention:  Franci J. Blassberg, Esq.

                  (iii)    if to Squam IV:

                           Squam Lake Investors IV, L.P.
                           c/o Bain and Company, Inc.
                           Two Copley Place
                           Boston, MA 02116
                           Facsimile: (617) 572-3266
                           Attention:  Alan Harris

                  (iv) if to the other Stockholders, at the addresses set forth on the signature pages to the Original Stockholders Agreement

Any party may give any notice or other communication in connection herewith using any other means (including, but not limited to, personal delivery, messenger service, facsimile, telex or ordinary mail), but no such notice or other communication shall be deemed to have been duly given unless and until it is actually received by the individual for whom it is intended.

                  16. TERM. This Agreement shall be effective as of the date hereof and shall terminate and be of no further force and effect upon the earliest to occur of (I) June 30, 2007, (II) the termination of this Agreement by the unanimous written consent of the Stockholders, (III) the establishment of a Public Market for the Common Stock or (IV) a Change of Control except that the registration rights provided in Section 6 and Section 7 will survive until AEA and the Covered Shareholders (as a group) and North Castle, North Castle I-A and North Castle II (as a group) each owns Common Stock representing less than 5% of the Company's outstanding Common Stock. A "PUBLIC MARKET" for the Common Stock shall be deemed to have been established at such time as 20% of the Common Stock (on a fully diluted basis) shall have been sold to the public pursuant to an effective registration statement under the Securities Act other than a Special Registration.

                  17. HEADINGS. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

                  18. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Without limiting the foregoing, the Company and each Stockholder who is party to a Participants' Subscription Agreement or a Management Subscription Agreement hereby agree that such agreement is hereby terminated and superseded by this Agreement.

                  19. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

                  20. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and performed within such State.

                  21. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

                  22. ASSIGNMENT. This Agreement shall not be assignable by any party without the prior written consent of the other parties.

                  23. NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement shall confer any rights upon any Person other than the parties hereto and each such party's respective heirs, successors and permitted assigns.

                  24. AMENDMENT; WAIVERS, ETC. If AEA and Covered Shareholders own 5% or more of the outstanding Common Stock, then AEA must consent in writing to any amendment hereto. This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall have obtained the written consent to such amendment, action or omission to act, of the holder or holders of at least 662/3% of the shares of Common Stock outstanding as of the date hereof, PROVIDED that this Agreement may not be amended in a manner adversely affecting any Stockholder which does not adversely affect all Stockholders without the consent of such Stockholder PROVIDED, FURTHER, that in no event may the provisions of this agreement with respect to the Piggy Back Registration Rights (including the Company's obligations thereunder) or the Tag-Along Rights be amended without the consent in writing of AEA. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time.

                  25. CONSENT TO JURISDICTION. Each party irrevocably submits to the exclusive jurisdiction of (A) the Supreme Court of the State of New York, New York County, and (B) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby (and agrees not to commence any such suit, action or other proceeding except in such courts). Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth or referred to in Section 15 shall be effective service of process for any such suit, action or other proceeding. Each party irrevocably and unconditionally waives any objection to the laying of venue of any such suit, action or other proceeding in (I) the Supreme Court of the State of New York, New York County, and (II) the United States District Court for the Southern District of New York, that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

                  26. WAIVER OF JURY TRIAL. Each party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each party (A) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (B) acknowledges that it and the other parties have been induced to enter into the Agreement by, among other things, the mutual waivers and certifications in this Section 26.

                  27. AEA AUTHORITY. AEA hereby represents and warrants to each other party hereto that, pursuant to the Covered Shareholders Agreements, it has been duly authorized to execute this Agreement, and to exercise all rights and perform all obligations hereunder, on behalf of each Covered Shareholder.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement by their authorized representatives as of the date first above written.

                                            LEINER HEALTH PRODUCTS GROUP INC.

                                            By: /s/ GALE K. BENSUSSEN
                                               --------------------------------
                                               Name: Gale K. Bensussen
                                               Title: President

                                            NORTH CASTLE PARTNERS I, L.L.C.

                                            By: Baird Investment Group, L.L.C.,
                                                its managing member

                                            By: /s/ PETER SHABECOFF
                                               --------------------------------
                                               Name: Peter Shabecoff
                                               Title:

                                            NORTH CASTLE PARTNERS I-A, L.P.

                                            By: NCP G.P. I-A, L.L.C.,
                                                its general partner

                                            By: /s/ PETER SHABECOFF
                                               --------------------------------
                                               Peter Shabecoff
                                               Managing Director

                                            NORTH CASTLE PARTNERS II, L.P.

                                            By: NCP G.P. II, L.P.,
                                                its general partner

                                            By: North Castle GP II, L.L.C.,
                                                its general partner

                                            By: /s/ PETER SHABECOFF
                                               --------------------------------
                                               Name: Peter Shabecoff
                                               Title:

                                            NCP CO-INVESTMENT FUND, L.P.

                                            By: NCP Co-Investment GP, L.L.C.,
                                                its general partner

                                            By: /s/ PETER SHABECOFF
                                               --------------------------------
                                               Name: Peter Shabecoff
                                               Title:

                                         SQUAM LAKE INVESTORS IV, L.P.

                                         By: GPI, Inc.,
                                             its managing general partner

                                         By: /s/ COLIN F. ANDERSON
                                            --------------------------------
                                            Name:  Colin F. Anderson
                                            Title: President of GPI, Inc.,
                                                   its Managing General Partner

                                         AEA INVESTORS INC.
                                         For itself and on behalf of the
                                          Covered Shareholders

                                         By: /s/ CHRISTINE J. SMITH
                                            --------------------------------
                                            Christine J. Smith
                                            General Counsel and Vice
                                            President

                  IN WITNESS WHEREOF, the undersigned has duly executed this Agreement by its authorized representative as of June __, 2000.

                                            NCP I SUB, L.P.

                                            By: North Castle Partners I, L.L.C.,
                                                its general partner

                                            By:
                                               --------------------------------
                                               Name:
                                               Title: